AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Preliminary Offering Circular Dated December 29, 2025

PIC Diversification Fund, LLC

245 Laurel Rd.

Lexington, South Carolina 29073

803-381-4811

PIC Diversification Fund, LLC (“we,” “our,” “us,” and the “Company”) is offering up to $74,257,425 (“Maximum Offering Amount”) of our unsecured promissory notes (each a “Bond” and collectively as, “Bonds”). The Company is offering up to 74,257,425 of $1.00 increments of Bonds. The Company will also charge investors a fee (“Investor Processing Fee”) of 1% of their investment amounts. The minimum investment for any investor is $1,000 in Bonds, $1,010 with the Investor Processing Fee. There is no minimum offering amount and no provision to return or escrow investor funds if any minimum amount of Bonds is not sold.

The Company is offering demand Bonds with one-year, two-year, and three-year lock-up periods. One-year Bonds will earn interest of 6% per annum. Two-year Bonds will earn interest of 7% per annum. Three-year Bonds will earn interest of 8% per annum. The Company estimates that it will offer an equal amount ($24,752,475) of one-year, two-year, and three-year Bonds. Each Bond is payable within 30 days from demand by its holder made following its lock up period (“Maturity”). All interest and principal will be due at Maturity, with unpaid interest compounding daily. Bonds may be prepaid at any time.

Bonds will be offered on a “best-efforts” basis. The sale of Bonds will commence within two days from the date the offering statement of which this offering circular a part, as amended, is qualified by the Securities and Exchange Commission (the “SEC”). We may undertake one or more closings on a “rolling” basis. Closings will occur promptly after receiving investor funds, but in no case less frequently than every 30 days. This offering will terminate on the earlier to occur of (i) the date that all Bonds hereby offered have been sold, (ii) the date three years from the date this offering circular is initially qualified by the SEC (notwithstanding the foregoing, the Company reasonably expects to sell all Bonds within two years from qualification), or (iii) such earlier date as terminated by the Company.

Price of Bonds	Price to Public [1]	Underwriting Discount and Commissions [2]	Proceeds to Issuer [3]
Per Bond	$1.00	$0.04	$0.96
Investor Processing Fee[4]	$0.01	$0.0004	$0.0096
Total Maximum	$75,000,000.00	$$3,051,500	$71,948,500

(1)

All amounts in this chart and circular are in U.S. dollars unless otherwise indicated. All investor funds will be held in a segregated processing account until an investor’s subscription is accepted by the Company, after which time such funds will become available for the Company’s use. In this table and throughout the offering circular, we have rounded the maximum offering amount, with Investor Processing Fee included, to the nearest whole dollar to $75,000,000.

(2)

We have engaged DealMaker Securities LLC, referred to herein as the “Broker,” as broker-dealer of record, to perform broker-dealer administrative and compliance related functions in connection with this offering. The Broker and its affiliates will receive one-time advances of accountable expenses totaling $27,500, and monthly payments of $2,000 for up to three months of accountable expenses ($6,000). Once the SEC has qualified the Offering Circular and this offering commences, there will be monthly payments of $2,000 for account maintenance/management and advisory fees up to a maximum of $18,000, and the Broker will receive a cash commission equal to 4.0% of the amount raised in the offering. In the case of a fully subscribed offering, the maximum compensation to be paid to Broker and affiliates for offering related services is $3,051,500. The Company has also engaged an affiliate of the Broker to provide transfer agent services outside of this offering. Please see “Plan of Distribution” for additional information.

(3)

We expect to incur expenses relating to this offering, including, but not limited to, legal, accounting, marketing, technology, travel, and other miscellaneous expenses, that are not included in the foregoing table. See “Use of Proceeds” for more detail.

(4)	Our Broker will earn its 4.0% commission on the Investor Processing Fee collected by the Company. The Investor Processing Fee will be rounded to the nearest whole cent.

No public market has developed nor is expected to develop for our Bonds, and we do not intend to list Bonds on a national securities exchange or interdealer quotational system.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section entitled “Risk Factors” beginning on page 4 of this offering circular about the risks you should consider before investing.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”); HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

OFFERING CIRCULAR SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this offering circular. Because it is only a summary, it does not contain all the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this offering circular. Before you decide to invest in our securities, you should read the entire offering circular carefully, including “Risk Factors” and our financial statements and the accompanying notes included in this offering circular. Unless the context otherwise indicates, when used in this offering circular, the terms “the Company,” “we,” “us,” “our” and similar terms refer to PIC Diversification Fund, LLC, a Wyoming limited liability company, and our subsidiaries.

Our Company

PIC Diversification Fund, LLC was incorporated under the laws of the State of Wyoming on November 6, 2024. We have been formed to purchase or otherwise acquire mortgages and other liens on and interests in real estate. Our investments will be primarily focused on non-owner occupied, commercial real estate assets. We may also make other secured commercial loans, such as, but not limited to, warehouse loans, equipment loans, and factoring advances; however, we anticipate that (i) at least 55% of our assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), (ii) up to an additional 25% of our assets will consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of our assets are Qualifying Interests), and (iii) not more than 20% of our total assets consist of assets that have no relationship to real estate provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940 (“Investment Company Act”). Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. Real estate-type interests include certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan and agency partial-pool certificates. The proceeds from the sale of Bonds in this offering will provide the capital for these activities.

Contact

Our address is 245 Laurel Rd., Lexington, South Carolina 29073. Our telephone number is 803-381-4811.

Manager

We are managed by PIC Diversification Manager, LLC, a Wyoming limited liability company (the “Manager”). The Manager owns all of our membership interests. The Manager will oversee and direct the management of the Company, evaluate and monitor the financial performance of the Company's assets, and undertake strategic planning in the effort to achieve the goals and objectives of the Company. The Manager will be entitled to receive all Company profits after payment currently due Bond payments.

The Bonds

●Sold in $1.00 increments in a minimum amount of $1,000;

●Bear interest at 6%-8% per annum, compounded daily;

●Payable within 30 days from demand by holder after applicable one, two, or three-year lock up period;

●Can by prepaid by us at any time;

●Are not transferable without Company approval;

●Are unsecured.

For more information on the terms of Bonds being offered, please see the “Securities Being Offered” section of this offering circular.

The Offering

Securities offered by us:

Up to $74,257,425 of Bonds on a “best efforts” basis. The Company will also charge investors and receive an Investor Processing Fee equal to 1% of the principal amount of Bonds purchased, for total potential proceeds to the Company of $75,000,000 from the sale of Bonds and the Investor Processing Fee. There is no minimum offering amount and no provision to return or escrow investor funds if any minimum amount of Bonds is not sold. The minimum investment amount per Bond is $1,000 or $1,010 with the Investor Processing Fee.

The Company is offering demand Bonds with one-year, two-year, and three-year lock-up periods. One-year Bonds will earn interest of 6% per annum. Two-year Bonds will earn interest of 7% per annum. Three-year Bonds will earn interest of 8% per annum.

Manner of offering:

Bonds are being offered on a best-efforts basis. We have engaged DealMaker Securities, LLC to act as the Broker of record in connection with this offering, but not for underwriting or placement agent services. We have also engaged affiliates of the Broker to provide technology, transfer agent, and marketing services.

In order to subscribe to purchase the Bonds, a prospective investor must select a rate and maturity for the bond purchase, complete a Bond Purchase Agreement and send payment by wire transfer, ACH, or other method accepted by the Company through our subscription portal.

Investment Amount Restrictions

Generally, no sale may be made to an investor in this offering if the aggregate purchase price the investor pays is more than 10% of the greater of the investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons. Investors are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A.

Voting Rights	The Bonds do not have any voting rights and Bond holders will not be members of the Company.

Risk Factors	Purchasing the Bonds and our business in general is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 4.

How to invest:	Please visit our offering platform at www.cashflowbonds.com and follow the prompts to invest.

Use of proceeds:

We intend to use the net proceeds from this offering to implement the business model described herein and for general corporate purposes including the costs of this offering. Proceeds from this offering may be used to reimburse our Manager and its affiliates for organizational and offering expenses incurred on our behalf. See “Use of Proceeds.”

Termination of the offering

The termination of the offering will occur on the earlier of (i) the date that all Bonds hereby offered have been sold (ii) three years from the date this offering circular, as amended, is qualified by the SEC, or (iii) such time as earlier terminated by the Company.

ABOUT THIS CIRCULAR

We have prepared this offering circular to be filed with the SEC for our offering of securities. The offering circular includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular.

You should rely only on the information contained in this offering circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this offering circular. The information contained in this offering circular is complete and accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or sale of Bonds. This offering circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements will be made available to a prospective investor or its representatives upon request.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

RISK FACTORS

Any investment in our Bonds involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our Bonds. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. This offering circular also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this offering circular. In addition to the other information provided in this offering circular, you should carefully consider the following risk factors in evaluating our business before purchasing our Bonds. Material risks identified by the Company are discussed in this section; however, discussion may not include all risks applicable to an investment in Bonds to the extent such risks have not been contemplated by the Company.

Risks Related to the Company

We are an early-stage startup with limited operating history.

We are newly formed without operations, which makes an investment in us speculative. We do not expect to be profitable for the near future. If we are unable to obtain or maintain profitability, we may not be able to attract investments, compete, or maintain operations or repay the Bonds or the interest due thereon.

Our management has raised substantial doubt about our ability to continue as a going concern and our independent public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the year ended December 31, 2024.

We are an early-stage startup with limited operating history, and we may never become profitable. Our management has raised substantial doubt about our ability to continue as a going concern and our independent public accounting firm has included an explanatory paragraph in their opinion on our audited consolidated financial statements for the year ended December 31, 2024, that states that there is a substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. There is substantial doubt about our ability to continue as a going concern. We cannot assure you that we will generate sufficient revenue or obtain necessary financing to continue as a going concern. We cannot assure you that we will achieve success in selling the Bonds.

We are dependent on the funds to be raised in this offering in order to be able to implement our business plan.

We have not generated any revenues and we are dependent on the proceeds from this offering to provide funds to implement our business model. Given the uncertainty of the amount of Bonds that we will sell, it is difficult to predict our planned operations. If we do not raise sufficient funds in this offering, we will not be able to fully implement our business plan, or may have to cease operations altogether.

We may need additional capital, which may be on terms more or less favorable than those offered in this offering.

We may require additional capital and may require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or incur debt. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all, or that the terms provided won’t be more or less favorable than those hereby offered.

We have no operating history, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have no operating history. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

●Acquire assets;

●Sell our assets at a profit;

●Favorably compete with other companies that may have more resources and recognition than the Company;

●Successfully navigate economic conditions and fluctuations in the market; and

●Effectively manage the growth of our business.

We may not be able to successfully address these risks and difficulties, which could harm our business and cause our operating results to suffer.

Competition for employees is intense, and we may not be able to attract and retain the employees whom we need to support our business.

Competition for personnel is extremely intense, and we or our Manager could face difficulty identifying and hiring qualified individuals in many areas of our business. We or our Manager may not be able to hire and retain such personnel. Many of the companies with which we or our Manager will compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we or our Manager may invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them.

We operate in a competitive market which may intensify, and competition may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market which may intensify, and competition may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations. Our competitors may be able to have a lower cost for their services which would lead to borrowers choosing such other competitors over the Company. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us.

The amount of repayments to Bond holders at a given time may exceed the amount of funds we have available to make such payments, which may result in a delay in repayment or loss of investment to the Bond holders.

We will use our commercially reasonable efforts to maintain sufficient cash and cash equivalents on hand to honor repayment of Bonds, but we will not create a “sinking fund” from which to repay bonds. In the event there is more requirement for repayment than our cash and cash equivalents on hand available, we may be required to (i) liquidate some of investments, (ii) seek commercial banks and non-bank lending sources, such as insurance companies, private equity funds and private lending organizations, for the provision of credit facilities, including, but not limited to, lines of credit, pursuant to which funds would be advanced to us, or (iii) seek capital contributions from our Manager. But note, there is no agreement with our Manager to provide additional capital contributions in such circumstances, and our Manager may not have sufficient financial resources to do so. If the above sources of funds to honor repayments cannot be realized within the time frame of the repayment requirements, Bond holders might have to wait for repayment until the above sources are realized. Although the Bonds will continue accruing interest, if the above sources do not generate enough funds for repayment, there is a risk that the Bond holders may lose some or all of their investment in the Bonds. By failing to make timely payment, the Company will be in default on the Bonds. As a result, there is also the risk that one or more investors will sue us. If one or more investors sue us and are successful in obtaining a judgment, the investors may have the ability to foreclose on our assets. The Company may not have enough assets to support all judgments and/or ongoing operations, and we may have to file bankruptcy.

Our risk management efforts may not be effective.

We could incur substantial losses, and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks as well as operational risks related to our business, assets, and liabilities. Our risk management policies, procedures, and techniques may not be sufficient to identify all of the risks we are exposed to, mitigate the risks that we have identified, or identify concentrations of risk or additional risks to which we may become subject in the future.

Our ability to protect the confidential information of our investors may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

We process certain sensitive data from our investors. While we have taken steps to protect confidential information that we receive or have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our or our service providers’ systems could cause confidential borrower and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with investors could be severely damaged, and we could incur significant liability.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause borrowers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose borrowers and investors and our business and operations could be adversely affected.

Any significant disruption in our computer systems, including events beyond our control, could result in a loss of investors. The satisfactory performance, reliability and availability of our technology are critical to our reputation and our ability to attract new and retain existing investors.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. We may not have sufficient capacity to recover all data and services in the event of an outage.

We are reliant on the efforts of the managers and officers of our Manager.

We rely on our management team and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business. We believe our success will depend on the efforts and talents of our Manager’s managers, whose expertise could not be easily replaced if we were to lose their services.

Compliance with Regulation A and reporting to the SEC could be costly.

Compliance with Regulation A could be costly and will require legal and accounting expertise. After qualifying this Form 1-A, we will be required to file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

The profitability of our investments is uncertain.

Investment in real estate entails risks that investments will fail to perform in accordance with expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in real estate investments include risks that the properties will not achieve anticipated sales price and that estimated operating expenses and costs of construction may prove inaccurate.

Our investments will not be diversified.

Our investments may not be diversified by type and/or geographic location. Our performance is therefore linked to economic conditions affecting assets and the regions in which we will invest and in the market for real estate loans and properties generally. Such conditions could result in a reduction of our income.

If we fail to comply with government laws and regulations it could have a materially adverse effect on our business.

We may be subject to federal, state and local laws and regulations that are extremely complex. We will exercise care in structuring our operations to comply in all material respects with applicable laws to the extent possible. The laws, rules and regulations applicable to our operations are complex and subject to interpretation. In the event of a determination that we are in violation of such laws, rules or regulations, or if further changes in the regulatory framework occur, any such determination or changes could have a material adverse effect on our business. There can be no assurance however that we will not be found in noncompliance in any particular situation.

We may not maintain sufficient business insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, loss from unpaid Loans and foreclosures, damage to properties, the loss of key personnel, risks posed by natural disasters, and risks of lawsuits from our employees. Any of these risks may result in significant losses. We cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit or other financing that may be secured or unsecured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow or sale of our assets. Therefore, with borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands. If we lose these assets, it could materially affect our ability to pay amounts owed to investors.

We may change our investment strategy without Bond holder consent, which may result in riskier investments than our current investments.

We may change our investment strategy and guidelines at any time without the consent of our Bond holders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our investment strategy or guidelines may increase our exposure to interest rate and real estate market fluctuations.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by our investments will be available or sufficient to meet or satisfy our initiatives, objectives or requirements.

We intend to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional managerial, operational, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

We engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered, and may continue to enter, into transactions with related parties for financing, corporate, business development and operational services, as detailed herein. Related party transactions may not have been entered into on an arm’s-length basis, and we may have achieved more or less favorable terms because such transactions were entered into with our related parties. Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors, which could have a material adverse effect on our liquidity, results of operations and financial condition.

Our ability to service our indebtedness will depend on our ability to generate cash in the future.

Our ability to make payments on our indebtedness, if any, will depend on our ability to generate cash in the future. If we are unable to service our debt obligations, fund our other liquidity needs and maintain compliance with our financial and other covenants, we could be forced to curtail our operations, our creditors could accelerate our indebtedness and exercise other remedies and we could be required to pursue one or more alternative strategies, such as selling assets or refinancing or restructuring our indebtedness. However, such alternatives may not be feasible or adequate.

Risks Related to Bonds and this Offering

The characteristics of the Bonds, including interest rate, maturity date, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives.

The Bonds may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to purchasing Bonds. The characteristics of the Bonds, including maturity date, redeemable by us, interest rate, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives. The Bonds may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to purchasing any Bonds, you should consider your investment allocation with respect to the amount of your contemplated investment in the Bonds in relation to your other investment holdings and the diversity of those holdings.

Holders of Bonds are exposed to the credit risk of the Company.

Bonds are our full and unconditional obligations. If we are unable to make payments required by the terms of the Bonds, you will have an unsecured claim against us. Bonds are therefore subject to non-payment by us in the event of our bankruptcy or insolvency. In an insolvency proceeding, we cannot assure you that you will recover any remaining funds. Moreover, your claim may be subordinate to that of any senior creditors and any secured creditors to the extent of the value of their security.

The Bonds are unsecured obligations.

The Bonds do not represent an ownership interest in any specific assets or their proceeds. The Bonds are unsecured general obligations of the Company. The Bonds will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of Bonds. Therefore, as unsecured obligations, there is no security to be provided to the holders of the Bonds.

There is no public market for Bonds, and none is expected to develop.

Bonds are newly issued securities. Although under Regulation A the securities are not “restricted securities,” Bonds are still highly illiquid securities. No public market has developed nor is expected to develop for Bonds, and we do not intend to list Bonds on a national securities exchange or interdealer quotational system. You should be prepared to hold your Bonds until at least Maturity, as Bonds are expected to be highly illiquid investments.

Holders of the Bonds will have no voting rights.

Holders of the Bonds will have no voting rights and therefore will have no ability to control the Company. The Bonds do not carry any voting rights and therefore the holders of the Bonds will not be able to vote on any matters regarding the operation of the Company. As a bondholder purchaser in this offering will have no right to vote upon or receive notice of any corporate actions we may undertake which you might otherwise have if you owned equity in our Company.

There is no limit on the amount of leverage the Company may utilize.

While management intends to operate the Company in a responsible manner, there is no limit on the amount of leverage the Company may incur. If the Company takes on significant amounts of debt, it could reduce or eliminate the Company’s ability to make timely payments on the Bonds, if at all. You may lose your investment.

The Bond holders are subject to fees.

Bond investors that purchase Bonds will be charged an Investor Processing Fee for their investment. This fee will not be credited towards investors’ bond amounts and will decrease Bond holders’ overall return on the Bonds as compared to if there were no fee.

Because the Bonds will have no sinking fund, insurance, nor guarantee, you could lose all or a part of your investment if we do not have enough cash to pay.

There is no sinking fund, insurance, nor guarantee of our obligation to make payments on the Bonds. We will not contribute funds to a separate account, commonly known as a sinking fund, to make interest or principal payments on the Bonds. The Bonds are not certificates of deposit or similar obligations of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation, or any other governmental or private fund or entity. Therefore, if you invest in the Bonds, you will have to rely only on our cash flow from operations for repayment of principal and interest. There is significant risk that our cash flow from operations may not be sufficient to pay any amounts owed under the Bonds. If this occurs and we are unable to generate additional revenue through the sale of assets, then you may lose all or part of your investment.

By purchasing Bonds in this Offering, you are bound by the arbitration provisions contained in our Bond Purchase Agreement to be used for subscriptions in this offering which limits your ability to bring class action lawsuits or seek remedies on a class basis and waives the right a trial by jury.

By purchasing Bonds in this offering, you agree to be bound by the arbitration, jury waiver and class action waiver provisions contained in our Bond Purchase Agreement to be used for subscriptions on this offering. Pursuant to the terms of the Bond Purchase Agreement, the holders of Bonds and the Company will agree to (i) resolve disputes of the holders of Bonds through binding arbitration, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action. Pursuant to the terms of the Bond Purchase Agreement, if a holder of Bonds does not agree to the terms of the arbitration provision, the holder of Bonds may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within thirty (30) days of the holder’s first electronic acceptance of the Bond Purchase Agreement. If the opt-out notice is not received within thirty (30) days, the holder of Bonds will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

The Bond Purchase Agreement provides that, to the extent permitted by law, each party to the Bond Purchase Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our Bonds or the Bond Purchase Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The bondholders of Bonds will be subject to these provisions of the Bond Purchase Agreement to the extent permitted by applicable law.

THE ARBITRATION PROVISION OF THE BOND PURCHASE AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE BOND PURCHASE AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. If an investor does not opt-out, as described above, the rights of the adverse Bond holder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

Risks Related to Loans

We will be impacted by interest rates. Changes in prevailing interest rates may have an adverse effect on our financial results.

The financial performance of our Loans will be directly affected by changes in prevailing interest rates. The financial performance of our Loans may be adversely affected or be subject to substantial volatility because of changes in prevailing interest rates, which may be impacted by a number of factors. For example, due to the COVID-19 pandemic and associated government and market responses, there is an increased degree of uncertainty and unpredictability concerning current interest rates, future interest rates and potential negative interest rates, which may have an adverse effect on the results of our operations.

We will be materially negatively impacted if any borrower files bankruptcy.

Upon discharge of Chapter 7 bankruptcy, a borrower will no longer be held personally liable for the obligations of a note held by the Company, unless the borrower reaffirms the debt while in bankruptcy. However, in any case, the Company will retain the right to foreclose on the collateral, as granted in the mortgage or deed of trust, in the event a mutually acceptable alternative cannot be worked out between the Company and the borrower.

Foreclosure by a senior lienholder could materially impact our collateral for that loan.

In the event a senior lienholder forecloses on the subject real estate before the Company, the Company’s interest in the subject real estate may be eliminated. If a borrower’s performance on a first lien fails, the Company can begin foreclosure ahead of the first lien, which may result in taking the property subject to the first lien. If the first lien starts foreclosure ahead of the Company, the Company, as junior lienholder, has the right to protect its secured interest in the property by bringing the payments current on the first lien, and then may elect to foreclose ahead of the first lien. In some instances, it may not be profitable for the Company to expend additional funds to enforce such protections, in which case the Company’s lien would be removed from the property, leaving the Company with an unsecured debt worth significantly less than when it was secured.

Inadequate property insurance could materially impact our collateral for our loans.

In the event there is damage to, or losses involving properties that secure our loans, such properties may not be fully covered by insurance. While the collateral properties have property insurance policies with customary coverage features and insured limits, market forces beyond our control may limit the scope of the insurance coverage the SPE can obtain. Certain types of losses, generally of a catastrophic nature, such as wildfires, earthquakes, hurricanes and floods, or terrorist acts, may be uninsurable or too expensive to warrant obtaining insurance. As a result, in the event of a substantial loss, the insurance coverage may not be sufficient to pay the full market value of any lost property or in some cases could result in certain losses being totally uninsured and as a result, we could lose the value of that collateral for our loans.

Failure of the Company and/or our servicer to comply with regulations could have a material negative impact on our business.

Our business is subject to multiple laws including regulations applicable to mortgage lenders and note servicers. The lending industry is heavily regulated by laws governing lending practices at the federal, state, and local levels. In addition, changes in these laws, regulations and policies, as well as proposals for new laws, regulations and policies proposals for further regulating of the financial services industry are continually being introduced. Failure of the Company or our servicer to comply with these laws could lead to loss of the property, legal fees, and other unexpected costs that could adversely affect investments. Some of the laws and regulations to which the Company and its Servicer are subject include those pertaining to:

●real estate settlement procedures;

●fair lending, mortgage disclosures, and lender licenses;

●compliance with federal and state disclosure requirements;

●fair debt collection and credit reporting requirements;

●the establishment of maximum interest rates, finance charges, and other charges;

●secured transactions and foreclosure proceedings; and

●private regulations providing for the use and safeguarding of non-public personal financial information of borrowers.

We are subject to the risk of loan defaults and foreclosures.

Our borrowers may default on our loans. We will also be subject to other risks that lenders typically face, many of which are detailed in this offering circular. Loans may generally provide for a monthly payment from the borrower followed by a “balloon” payment at the loan’s maturity. Borrowers may be unable to pay such a balloon payment and are compelled to refinance the balloon amount into a new loan. Fluctuations in the interest rates, unavailability of mortgage funds, and a decrease in the value of the real property securing the loan could adversely affect the borrower’s ability to refinance their loans at maturity.

The Company will generally look to the underlying property securing the loan to determine whether to make the loan to the borrower. To determine the fair market value of the property securing the loan, the Company will primarily rely on an appraisal, management’s opinion of value of the property, or other similar opinion. Appraisals are a judgment of an individual appraiser’s interpretation of a property’s value. Due to the differences in individual opinions, values may vary from one appraiser to another. Furthermore, the appraisal is merely the value of the real property at the time the loan is originated. Market fluctuations and other conditions could cause the value of real property to decline over time.

If the borrower defaults on the loan, the Company may be forced to purchase the property at a foreclosure sale. If the Company cannot quickly sell the real property and the property does not produce significant income, the Company’s profitability will be adversely affected.

Due to certain provisions of state law that may apply to all real estate loans, if real property security proves insufficient to repay amounts owed to the Company, it is unlikely that the Company will be able to recover any deficiency from the borrower.

Finally, the recovery of sums advanced by the Company in making or investing in mortgage loans and protecting its security may also be delayed or impaired by the operation of the federal bankruptcy laws or by irregularities in the manner in which the loan was made. Any borrower may delay a foreclosure sale for a period ranging from several months to several years by filing a petition in bankruptcy which automatically stays any actions to enforce the terms of the loan. It can be assumed that such delays and the costs associated therewith will reduce the Company’s profitability.

We will be subject to risks associated with borrowers’ activities.

In the event that borrowers or their owners are found to have been out of conformity with the pertinent laws, including those affecting the use of a property and sale of interests in the borrower, they could be subject to government actions, including, without limitation, fines or forfeiture of the underlying properties. In such an event, the Company could be adversely impacted, leading to loss of capital and/or returns.

We may experience an increase in loss rates.

Loss rates on loans may be significantly affected by economic downturns or general economic conditions beyond the Company’s control, and beyond the control of individual borrowers. In particular, loss rates on corresponding loans may increase due to factors such as (among other things) local real estate market conditions, prevailing interest rates, the rate of unemployment, the level of consumer confidence, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies, disruptions in the credit markets, and other factors.

The Company’s Loans may not be diversified.

The Company’s lending activities may not be widely diversified. As a consequence, the Company’s aggregate return may be substantially adversely affected by the unfavorable performance of even a single investment. The ability of the Company to diversify the risks of making investments will depend upon a variety of factors, including the size, characteristics, type and class of the investments being made, and with regard to loans, the number and quality of borrowers in need of financing. The Company may not be able to make investments that would provide a desired level of diversification.

The Company may experience risks if it elects to sell its loans.

The Company may participate in the sale of loans with affiliates or third-parties, including institutions. In certain sales contracts there may be a buy-back clause which may be enforced by the purchaser of the loans in the event that the Company has breached a representation or warranty contained in such sale agreement. In that instance, the Company may be forced to repurchase one or more loans sold to the purchaser. The breach of a representation or warranty by the Company may impact the Company’s ability to originate new loans, collect fees, and strip interest income which the Company use to fund its operations and distribute returns to the investors.

Prepayment rates can increase, thus adversely affecting yields.

The value of our assets may be affected by prepayment rates on mortgage loans. Prepayment rates on loans are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. In periods of declining interest rates, prepayments on loans generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid.

The geographic concentration of the properties underlying our investments may increase our risk of loss.

We have not established any limit upon the geographic concentration of properties underlying our loans and investments. As a result, properties underlying our loans and investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in these states could have an adverse effect on our business, limiting the ability of borrowers to pay financed amounts and impairing the value of our collateral.

Possible repeal of usury exemptions could negatively impact us.

Depending on the state, loans arranged by or through a mortgage lending licensee are generally exempt from the otherwise applicable state’s usury limitation. Should this exemption be repealed, the Company would not be able to originate loans in excess of the usury limit, potentially reducing its return on investment or forcing it to limit its lending or investing activities. In addition, some states have maximum interest rates that may be charged on a loan by a lender. If the Company were to exceed the maximum interest rate allowed by law in any of those states, it could become subject to penalties and fees, thus potentially reducing the Company’s return on its investment on a Loan, or forcing the Company to limit its lending or investing activities.

We may be subject to Dodd-Frank Wall Street Reform and Consumer Protection Act (amending the Federal Truth in Lending, Real Estate Settlement Procedures, and Equal Credit Opportunity Acts).

Title X of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) created the Consumer Financial Protection Bureau (“CFPB”) and transferred regulatory and rulemaking authority for the federal laws regulating consumer mortgage lending to the CFPB. Title XIV of Dodd-Frank, the Mortgage Reform and Anti-Predatory Lending Act, provides for substantial amendments to the statutes and regulations which govern consumer-purpose loans secured by one to four residential properties.

Many of the final rules implementing the Dodd-Frank amendments took effect in January 2014. In part, the new rules require creditors to document and verify a consumer’s ability to repay the mortgage loan; require appraisals for all higher-cost and high cost loan transactions; restrict prepayment penalties on higher-cost loans and prohibit them on high-cost loans; require creditors to establish escrow accounts for all higher-cost and high-cost loan transactions; and require creditors to obtain written certification that a consumer has received homeownership counseling prior to closing a high-cost mortgage loan. Failure to comply with the new rules implemented in Regulation Z may subject the Company to, among other things, rescission of the loan and a loss of all finance charges and fees paid by the consumer.

Risks Related to Real Estate

To the extent that we acquire real property assets, through foreclosure or direct investment, which is not guaranteed, we would be subject to, inter alia, the following risks:

We will experience general risks of real estate investing.

Factors which could affect the Company’s ownership of real property might include, but are not limited to any or all of the following: changing environmental regulations, adverse use of adjacent or neighboring real estate, changes in the demand for or supply of competing property, local economic factors which could result in the reduction of the fair market value of a property, uninsured losses, significant unforeseen changes in general or local economic conditions, inability of the Company to obtain any required permits or entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all, inability of the Company to obtain the services of appropriate consultants at the proposed cost, changes in legal requirements for any needed permits or entitlements, problems caused by the presence of environmental hazards on a property, changes in federal or state regulations applicable to real property, failure of a lender to approve a loan on terms and conditions acceptable to the Company, lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially-reasonable price, shortages or reductions in available energy, acts of God or other calamities, inflation or deflation, inability to control future operating costs, inability to attract tenants, vandalism, rent strikes, collection difficulties, uncertainty of cash flow, the availability and costs of borrowed funds, the general level of real estate values, competition from other properties, residential patterns and uses, general economic conditions (national, regional, and local), the general suitability of a property to its market area, governmental rules and fiscal policies, and other factors beyond the control of the Company. Furthermore, there could be a loss of liquidity in the capital markets such that a refinance or sale of a property may be hindered.

We may not have control over costs arising from construction on our properties.

We may retain general contractors to renovate our properties and will be subject to risks in connection with a contractor’s ability to control construction costs, the timing of completion of construction, and a contractor’s ability to build in conformity with plans and specification.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our investment criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions or investments would impair the pursuit of our business plan. Moreover, our investment strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our investment criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with investments; failure of the assets we invest in to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our investments may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the assets may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for an asset, or its appraised value will be a fair price, that we will be able to generate an acceptable return on such property.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse conditions.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. These risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations, or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition, or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to our Manager’s discretion.

We may experience uninsured or underinsured losses.

Our properties may be located throughout the United States. Depending on the location of a specific property, that geographic area may be at risk for damage to property due to certain weather-related and environmental events, including hurricanes, severe thunderstorms, wildfires, tornados, earthquakes, and flooding. To the extent possible, our Manager will attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

All decisions relating to the type, quality, and amount of insurance to be placed on each property are made exclusively by our Manager. Certain types of losses, generally of a catastrophic nature (such as hurricanes, earthquakes, and floods) may be uninsurable, not fully insured or not economically insurable. Additionally, a property may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of each property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace a property after the property has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore that property.

Recently, the cost of certain types of extraordinary insurance coverage for such things as hurricanes, floods and earthquake has risen substantially. These types of losses are not generally covered in a standard hazard and liability insurance policy. In certain locations, this type of insurance may be unavailable or cost prohibitive. The Company may proceed without insurance coverage for certain extraordinary risks if it cannot secure an appropriate policy or if our Manager believes that the cost of the policy is too high with respect to the risks to be insured.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore a property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, a property may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

We may experience liability for environmental issues.

Under various federal, state and local environmental and public health laws, regulations and ordinances, the Company may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases (including in some cases natural substances such as methane or radon gas) and may be held liable under these laws or common law to a governmental entity or to third-parties for property, personal injury or natural resources damages and for investigation and remediation costs incurred as a result of the real or suspected presence of these substances in soil or groundwater beneath a property. These damages and costs may be substantial and may exceed insurance coverage the Company has for such events.

Buildings and structures on a property may have contained hazardous or toxic substances or have released pollutants into the environment; or may have known or suspected asbestos-containing building materials, lead based paint, mold, or insect infestations (such as roaches or bed bugs), that the Company may be required to mitigate. Undetected or unmitigated conditions such as these may cause (or be suspected to cause) personal injury and/or property damage, which could subject the properties, our Manager, and/or the Company to litigation with and liability to third parties.

Our Manager will attempt to limit exposure to such conditions by conducting due diligence on a property, however, all or some of these conditions may not be discovered or occur until after that property has been acquired by the Company.

Federal, state, and local regulations may change.

There is a risk of a change in the current federal, state and local regulations as it may relate to the operations of a property in the area of fuel or energy requirements or regulations, construction and building code regulations, approved property use, zoning and environmental regulations, or property taxes, among other regulations.

Title insurance may not cover all title defects.

Our Manager intends to acquire title insurance on each property, but it is possible that uninsured title defects could arise in the future, which the Company may have to defend or otherwise resolve, the cost of which may impact the profitability of each property and/or the Company as a whole.

Due diligence may not uncover all material facts.

Our Manager will endeavor to obtain and verify material facts regarding the properties. It is possible, however, that our Manager will not discover certain material facts about a property, because information presented by the sellers may have been prepared in an incomplete or misleading fashion, and material facts related to such property may not yet have been discovered.

Risks Related to the Investment Company Act

We intend to avoid being classified as an investment company.

Under the Investment Company Act, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. Under the Investment Advisers Act of 1940, an “investment adviser” is defined, in relevant part, as any person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities.

We intend to operate in such manner as not to be classified as an “investment company” within the meaning of the Investment Company Act of 1940 as we intend to acquire mortgages and other liens on and interests in real estate. In addition, our Manager is not an investment adviser registered with the SEC, will not be governed by the Investment Advisers Act of 1940, and will not be acting in such capacity with respect to the Company because the Company will not be investing in assets which fall within the definition of a security under U.S. federal securities laws. Our management and our investment practices and policies are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to register as an investment company, dispose of disqualifying assets on disadvantageous terms, or to cease operations. Any of these outcomes would have a material adverse effect on the Company which may result in the Company not having, and not being able to acquire, the funds to repay the Bonds being issued in this offering.

We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

Our intent is that at any time we will not be deemed an “investment company” under the Investment Company Act. However, if at any time we may be deemed an “investment company,” we intend to rely on the exception set forth in Section 3(c)(5)(C) of the Investment

Company Act, which excludes from the definition of investment company “any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses… (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC Staff generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). We intend to acquire assets with the proceeds of this offering in satisfaction of such SEC requirements to fall within the exception provided by Section 3(c)(5)(C) and limit our non-real estate assets in accordance with the foregoing. Notwithstanding, the staff of the SEC could possibly disagree with any of our determinations. If the staff of the SEC were to disagree with our analysis under the Investment Company Act, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us. If we are deemed to be an investment company, we may be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us, which may result in the Company not having, and not being able to acquire, the funds to repay the Bonds being issued in this offering.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●limitations on capital structure;

●restrictions on specified investments;

●restrictions on leverage or senior securities;

●restrictions on unsecured borrowings;

●prohibitions on transactions with affiliates; and

●compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we would no longer be eligible to offer our securities under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”) if we were required to register as an investment company.

If we are deemed to be an investment company under the Investment Company Act and are therefore ineligible to rely on Regulation A to sell securities, the unregistered issuance of our securities to investors pursuant to this Offering would be considered in violation of Section 5 of the Securities Act if there was no other available exemption from registration for this issuance giving the investors a right of rescission.

We rely on the exception set forth in Section 3(c)(5)(C) of the Investment Company Act, however, if the Company is deemed to be an investment company under the Investment Company Act, we would no longer be eligible to offer our securities under Regulation A of the Securities Act in this Offering, or at all. If this occurs, the Company will have to immediately terminate this Offering. The unregistered issuance of our securities to investors pursuant to this Offering would be considered in violation of Section 5 of the Securities Act if there was no other available exemption from registration for this issuance. The securities sold in this Offering prior to such termination would be subject to a private right of action for rescission or damages by the purchasing investors. Additionally, the Company may not have the funds required to address all rescissions if a large number of investors seek rescission at the same time, and as a result, we may be delayed in the delivery of funds for such rescissions and may be required to sell some of our assets, which may take significant amounts of time and may yield less than is needed to meet our rescission obligations. Additionally, the Company would not be able to raise funds in any other offering pursuant to Regulation A to meet such rescission obligations, as the Company would not be eligible to do so.

If we are deemed to be an investment company under the Investment Company Act and are therefore ineligible to rely on Regulation A for this Offering, it could result in a large number of investors demanding repayment in a short period of time, and the Company may not have funds to satisfy those demands.

We rely on the exception set forth in Section 3(c)(5)(C) of the Investment Company Act, however, in the event that the Company is deemed to be an investment company under the Investment Company Act, we would no longer be eligible to offer our Bonds under Regulation A of the Securities Act in this Offering, or at all. If this occurs, it could result in a large number of investors demanding repayment in a short period of time, and the Company may not have funds to satisfy those demands. As a result, we may be delayed in the delivery of funds and may be required to sell some of our assets, which may take significant amounts of time and may yield less than is needed to meet our obligations. Additionally, the Company would not be able to raise funds in any other offering pursuant to Regulation A to meet such demands, as the Company would not be eligible to do so.

If we are deemed to be an investment company under the Investment Company Act and sell securities in reliance on Regulation A and operate as an unregistered investment company, we could be subject to liability under Section 5 of the Securities Act.

If the Company is deemed to be an investment company under the Investment Company Act, and if we sell securities in reliance on Regulation A and operate as an unregistered investment company due to a failure to qualify for the Section (3)(c)(5)(C) exception of the Investment Company Act, for any Bonds sold by us in reliance on Regulation A, the Company could be liable for violating Section 5 of the Securities Act if any of the securities issued in this offering would be considered to be an unregistered issuance of securities if no other exemption from registration is available. Section 5 allows purchasers to sue the Company for selling a non-exempt security without registering it; the purchasers may seek rescission with interest, or damages if the purchaser sold his securities for less than he purchased them. The Company could also be subject to enforcement action by the SEC that claims a violation of Section 5 of the Securities Act. Additionally, if the Company was required to register as an investment company but failed to do so and therefore operated as an unregistered investment company, the Company could be subject to monetary penalties and injunctive relief in an action brought by the SEC.

Qualifying for an exception from the Investment Company Act may restrict our operating flexibility.

As stated above, if at any time we may be deemed an “investment company,” we believe we will be afforded an exception under Section 3(c)(5)(C) of the Investment Company Act. Maintaining this exception may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this offering circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “will,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We will only update and revise any forward-looking statements or publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments to the extent required by law. Note that the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

DILUTION

The Company is not offering equity and, therefore, investors will not experience dilution.

PLAN OF DISTRIBUTION

We are offering up to $74,257,425 of our Bonds in $1.00 increments pursuant to this offering circular. Investors will also be charged and the Company will receive an Investor Processing Fee of 1% of the amount of Bonds purchased by investors, for potential gross proceeds to the Company of $75,000,000. There is no minimum offering amount and no provision to return or escrow investor funds if any minimum amount of Bonds is not sold. The minimum investment for any investor is $1,000 in Bonds, or $1,010 with the Investor Processing Fee.

The Company is offering demand Bonds with one-year, two-year, and three-year lock-up periods. One-year Bonds will earn interest of 6% per annum. Two-year Bonds will earn interest of 7% per annum. Three-year Bonds will earn interest of 8% per annum. After the applicable lock up period, each Bond will be repaid within 30 days from demand by its holder. All interest and principal will be due at Maturity. Bonds may be prepaid at any time.

We will offer and sell our Bonds described in this offering circular continuously on a best-efforts, beginning within two days from the date this offering circular, as amended, is qualified by the SEC. We may undertake one or more closings on a rolling basis. We intend to hold closings at least every 30 days, and the first closing within 30 days from being qualified by the SEC. The termination of the offering will occur on the earlier of: (i) the date that the maximum number of Bonds offered hereby is sold, (ii) the date three years from the date this offering circular, as amended, is initially qualified by the SEC, or (iii) such earlier date as terminated by the Company.

No public market has developed nor is expected to develop for Bonds, and we do not intend to list Bonds on a national securities exchange or interdealer quotational system.

Fees, Commissions and Discounts

We have engaged DealMaker Securities, LLC as our Broker of record to assist in our self-driven capital raise in those states where Broker is registered to undertake such activities. The Broker will not solicit potential investors and is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities.

The Company has also engaged affiliates of the Broker to provide technology, marketing, and transfer agent services. Broker and its affiliates provide separate services to the Company to help facilitate the offering, from establishment of the platform to be used for subscription processing, through back-office operations/compliance. Although orchestrated through the Broker, each affiliate has separate compensation, and agreements embedded into the Broker’s services agreement. With the services provided by the Broker and its affiliates there are different fee types associated with the specific services, which are routine for those service providers.

Broker has not investigated the desirability or advisability of investment in the interests, nor approved, endorsed or passed upon the merits of purchasing the interests. Broker is not participating as an underwriter and under no circumstance will it recommend our Company’s securities or provide investment advice to any prospective investor or make any securities recommendations to investors. Broker is not distributing any offering circulars or making any oral representations concerning this offering circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the offering statement and/or offering circular presented to investors by our Company. All inquiries regarding this offering should be made directly to our Company.

Each of the fees to be charged by Broker and its affiliates have their own set maximum, and in no case will the fees charged by Broker and its affiliates in aggregate for services relating to this offering exceed $3,051,500. In the event the Offering is partially subscribed, the fees described above shall not exceed the following maximums:

Total Offering Amount	Maximum Compensation to Broker and affiliates (as % of Offering proceeds)
Up to $18,750, 000	4.27%
From $18,751,000 to $37,500,000	4.14%
From $37,501,000 to $56,250,000	4.09%
Over $56,251,000 up to $75,000,000.00	4.07%

Administrative and Compliance Related Functions

a.)Administrative and Compliance Related Functions

Our Broker has agreed to provide the following services in advance of the offering for a one-time $17,500 advance against accountable expenses:

●Reviewing and performing due diligence on our Company and our management and principals and consulting with us regarding same;

●Consulting with our Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;

●White labelled platform customization to capture investor acquisition through the Broker’s platform’s analytic and communication tools;

●Consulting with our Company on question customization for investor questionnaire;

●Consulting with our Company on selection of webhosting services;

●Consulting with our Company on completing template for the Offering campaign page;

●Advising us on compliance of marketing materials and other communications with the public with applicable legal standards and requirements;

●Providing advice to our Company on preparation and completion of this offering circular;

●Advising our Company on how to configure our website for the offering working with prospective investors;

●Provide extensive, review, training and advice to our Company and our personnel on how to configure and use the electronic platform for the offering powered by DealMaker.tech, an affiliate of the Broker;

●Assisting our Company in the preparation of state, Commission and FINRA filings related to the Offering; and

●Working with our personnel and counsel in providing information to the extent necessary.

Our Broker will also receive a cash commission equal to four percent (4.0%) of the amount raised in the offering, including the Investor Processing Fee, for providing the following services:

●Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering;

●If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;

●Coordinating with third party agents and vendors in connection with performance of services;

●Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;

●Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;

●Providing a dedicated account manager; and

●Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements.

The maximum compensation to be collected by Broker is $3,017,500.

b) Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker (“DealMaker”), an affiliate of our Broker, to create and maintain the online subscription processing platform for the offering.

After the qualification by the Commission of the offering statement of which this offering circular is a part, this offering will be conducted using DealMaker’s online subscription processing platform through our website whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third-party processor by ACH debit transfer or wire transfer or credit card to an account we designate.

For these services, we have agreed to pay DealMaker a one-time advance of $10,000, and a $2,000 monthly payment for up to three months ($6,000) prior to the offering for accountable expenses. After the commencement of the Offering there will be a monthly platform hosting and maintenance fee of $2,000, not to exceed $18,000. DealMaker’s compensation will not exceed $34,000.

The maximum compensation to be collected by Broker and affiliates is $3,051,500.

Investor Qualification

Our Bonds are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in Bonds does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence (this definition of net worth will also apply to investors that are non-accredited natural persons for purposes of determining whether they are qualified purchasers); or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

In addition to the foregoing, each prospective investor must represent in writing that they meet, among other things, all of the following requirements:

●The prospective investor has received this offering circular and its exhibits;

●The prospective investor acknowledges that an investment in Bonds involves substantial risks;

●The prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;

●The prospective investor can bear the economic risk of losing their entire investment in Bonds;

●The prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in Bonds; and

●Except as set forth in the Bond Purchase Agreement, no representations or warranties have been made to the prospective investor by the Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in the offering statement of which this offering circular is a part, including its exhibits.

In addition, within the Bond Purchase Agreement, investors must agree to indemnify the Company for their misrepresentations to the Company. Notwithstanding the foregoing, the Company is not requiring, and cannot require, investors to waive any of their rights to bring claims against the Company under the Securities Act, Exchange Act or similar state laws.

Our Manager will be permitted to make a determination that the subscribers of Bonds in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. Our Manager may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our Bonds interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our Bonds.

Offering Expenses

Our Manager and/or its affiliates have incurred and will incur certain fees, costs and expenses incurred in connection with this offering and the Company’s operations. Such offering expenses consist of legal, accounting, marketing, technology, marketing, filing and compliance costs, as applicable. We will reimburse our Manager and its affiliates for such expenses through offering proceeds.

How to Subscribe

After the SEC has qualified the offering statement of which this offering circular is a part, the offering will be conducted using DealMaker’s online subscription processing platform through our website at cashflowbonds.com. On this site, investors in the offering will receive, review, select, execute, and deliver Bond Purchase Agreements electronically. Payment of the purchase price for the interests will be made through a third-party processor by ACH debit transfer or wire transfer or credit card to an account designated by us. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees). DealMaker will not solicit any investments, recommend our securities, provide investment advice to any prospective investor, or distribute this offering circular or other offering materials to potential investors. All inquiries regarding this offering should be made directly to us.

The Company will be responsible for payment processing fees, but is collecting Investor Processing Fees of 1% from each investor to help offset these expenses. Upon each closing, funds tendered by investors will be made available to the Company for its use.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount.

Electronic Book-Entry of Bonds

Bonds will be maintained in your name in book-entry form. Physical Bond certificates are not available. Interest does not accrue until your subscription has been accepted. The Company will maintain its Bond registry.

Tax and Legal Treatment

Bonds will receive interest income. At the end of the calendar year, investors with over $10 of realized interest will receive a form 1099-INT. These will need to be filed in accordance with the United States Tax Code. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the Bonds offered hereby and the intended uses of such proceeds. It is possible that we may not raise the entire offering amount through this offering circular. In such case, we will reallocate the use of proceeds as the Manager deems. The intended use of proceeds are as follows:

	100%	75%	50%	25%
Gross Offering Proceeds[1]	$75,000,000	56,250,000	37,500,000	18,750,000
Offering Costs [2]	$4,551,500	3,426,500	2,301,500	1,176,500

Use of Net Proceeds:
Acquisition of Assets	$63,948,500	47,948,500	31,948,500	15,948,500

Ongoing legal and accounting fees	$500,000	375,000	250,000	125,000
Marketing	$2,250,000	1,687,500	1,125,000	562,500
Working capital reserves[3]	$3,750,000	2,812,500	1,875,000	937,500
Total Use of Net Proceeds	$70,448,500	52,823,500	35,198,500	17,573,500

1.Gross offering proceeds includes a 1% Investor Processing Fee to be charged by the Company based on the amount of Bonds purchased by an investor.

2. We have engaged DealMaker Securities LLC, referred to herein as the Broker, for administrative and compliance related services in connection with this offering, but not for underwriting or placement agent services. Once the SEC has qualified the offering statement and this offering commences, the Broker will receive a maximum cash compensation equal to 4.0% of the amount raised in the offering, including the Investor Processing Fee. Additionally, the Broker and its affiliates will receive certain other fees, which fees will represent no more than the percentages listed in the table in “Plan of Distribution – Broker Dealer Services.” The most the Broker and its affiliates will receive for services related to this offering is $3,051,500. Our Company also expects to incur other expenses relating to this offering, including, but not limited to, legal, accounting, compliance, travel, marketing, technology, printing and other miscellaneous fees. The amounts listed above include reimbursement of such expenses to our Manager and its affiliates. There is also a cost to process payments that the Company is responsible for paying. This is estimated to be 2% on proceeds raised. The Company is collecting 1% Investor Processing Fees to be used to offset this expense. Any monies budgeted for but not spent on offering expenses will be reallocated pro rata among the other categories in the above table.

2.Working capital reserves may be used to pay general company expenses such as overhead, utilities, rent, general administrative and accounting expenses, and servicing our assets. Working capital reserves may be allocated to pay interest on the Bonds, if necessary.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DESCRIPTION OF BUSINESS

Our Company

We were incorporated under the laws of the State of Wyoming on November 6, 2024. to purchase or otherwise acquire mortgages and other liens on and interests in real estate. Our investments will be primarily focused on non-owner occupied, commercial real estate assets. We may also make other secured commercial loans, such as warehouse loans, equipment loans, factoring advances, and [what other types of investments]; however, we anticipate that (i) at least 55% of our assets will consist of “mortgages and other liens on and interests in real estate”, (ii) up to an additional 25% of our assets will consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of our assets are Qualifying Interests), and (iii) not more than 20% of our total assets consist of assets that have no relationship to real estate provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act. Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. Real estate-type interests include certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan and agency partial-pool certificates.

We have not begun operations or acquired any assets. The proceeds from the sale of Bonds in this offering will provide the capital for these activities.

Our address is 245 Laurel Rd., Lexington, South Carolina 29073. Our telephone number is 803-381-4811.

Investment Objectives

Our primary investment objective is to provide investor interest payments on the Bonds through the acquisition and ownership of senior debt instruments and real estate investments. Our senior debt instruments will be by way of a promissory note secured by a first position deed of trust or mortgage on non-owner occupied real property assets. Our real estate investments are expected to be non-owner occupied properties that the Company may purchase for the purpose of rehabbing and selling, rehabbing and holding or selling to another real estate investor. We may also invest in non-real estate backed loans such as warehouse loans, factoring advances, and equipment loans, as determined in our Manager’s sole discretion.

The Company may take advantage of some of the opportunities afforded by the use of land trusts. If the Company elects to use land trusts, there may be certain costs and expenses the Company may incur to properly use land trusts to the full advantage of the Company. No more than 20% of our assets may be comprised of such non-real estate assets.

Our Manager will have the sole discretion to determine the terms and mix of our asset acquisitions.

We may facilitate our investment objectives through the use of special purpose entities, wholly or majority owned by the Company. The special purpose entities may undertake the funding, acquisition and/or subsequent management and/or disposition of target assets. The Company may sell minority interests in such special purpose entities to investors outside this offering, affiliates, or joint venture partners.

Our Business

Senior Debt Instruments

The Company intends to lend money to real estate investors via promissory notes secured by the underlying real property assets. We will originate and acquire loans on purchase transactions, construction and refinance transactions. Our loans will each be secured by a mortgage or deed of trust in first position. We may occasionally make loans junior to a senior lender or that are secured by assets that are not real estate. The Company intends to limit its lending activities to the U.S. in any jurisdiction where it becomes licensed as required or does not require a license. Loans are intended for business or commercial purposes, including investment. The Company will not make loans that are for personal, family or household use. In most instances, the Company will not allow a borrower to obtain cash out at the closing of a Loan; however, the Manager may allow an initial draw to be distributed from the closing to the borrower for rehabilitation work previously completed or to begin the rehabilitation work. The Company does not generally intend any one loan to exceed 10% of its committed capital.

In addition to originating loans, the Company may purchase existing loans meeting the Company’s investment criteria. Such loans may be purchased from affiliates of the and funds created by the Manager.

Generally, our minimum loan size will be $50,000, although the Manager may waive such minimum. Our typical loan to value (“LTV”) on any loan will not exceed 75% of the after repair appraised value of a property as determined by a 3rd party appraisal or broker's price opinion. Acceptance of the appraisal or BPO used will be at the sole and absolute discretion of the Manager.

Interest and points for each loan will be subject to the Manager’s discretion and as allowed by applicable law. Loans will generally be interest only with the full principal balance due at maturity. Our standard loan term is expected to be 12 months, although any loan may have a shorter or longer term, as decided by our Manager.

The Company is predominately an asset-based lender and as a result, the Company will not always require the evaluation of a borrower or the borrower's principals through a credit report. However, the Company may use credit considerations in offering more attractive rates or a higher loan to value if the borrower's principals have strong credit. The Company may require the delivery of a 3rd party appraisal or BPO of the property that will serve as the collateral. In instances where a borrower has strong financials, high credit scores, substantial assets, positive payment history for prior loans, and/or high annual income as identified through a 4506-T tax return transcript, the Manager may waive the necessity of an appraisal and instead accept a BPO from a licensed real estate broker who is a member of the national association of realtors, a member of the local board of realtors and Multiple Listing Service ("MLS") in the county or territory that the subject property(ies) is/are located. The Company may also require all key principals of the borrowing entity to execute a personal payment guaranty. At the Manager's discretion the Company may also require a borrower to meet a specific reserve requirement.

Loan terms are subject to change based upon numerous factors, including prevailing market circumstances, and will be determined on a case-by-case basis in the sole discretion of our Manager.

All loans will initially be serviced by or through our Manager except those secured by real property located in states where licensing is required or prohibitively expensive to obtain. If we use a third party, the loan servicing company will receive compensation for performing loan servicing activities. Loan Servicing

Certain Legal Considerations Regarding Loans

Priority of liens on mortgaged property created by security instruments depends on the terms and on the order of filing with a state, county or municipal office, whichever is applicable, although this priority may be altered by the mortgagee's knowledge of unrecorded liens against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code provides priority for certain tax liens over security instruments.

If a loan secured by a deed of trust is in default, the Company may protect its rights by foreclosing via a non-judicial sale. Deeds of trust differ from mortgages in form, but are in most other ways, similar to mortgages. Deeds of trust will contain specific provisions (i.e. power of sale clause) enabling non-judicial foreclosure in addition to those provided for in applicable statutes upon any material default by the borrower. Applicable state law controls the extent that the lender will have to give notice to interested parties and the amount of foreclosure expenses and costs, including attorneys' fees, which may be covered by the lender, and charged to the borrower.

Foreclosure under security instruments other than deeds of trust is more commonly accomplished by judicial foreclosure initiated by the service of legal pleadings. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure is subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. The Company or a Project SPE's may abandon its rights in certain collateral and not pursue a judicial foreclosure in certain circumstances due to the incremental time and expense involved in these procedures.

When foreclosing under a security instrument, the sale by the designated official is often a public sale. The willingness of third parties to purchase the mortgaged property will depend to some extent on the status of the borrower's title, existing redemption rights, and the physical condition of the mortgaged property. It is common for the lender to purchase the mortgaged property at a public sale where no third party is willing to purchase the mortgaged property, for an amount equal to the outstanding principal amount of the indebtedness and all accrued and unpaid interest and foreclosure expenses. In this case, the debt owed to the mortgagee will be extinguished. Thereafter, the mortgagee would assume the burdens of ownership, including paying operating expenses, real estate taxes, and costs and expenses of making repairs. The lender is then obligated as the owner until it can arrange a sale of the mortgaged property to a third party. If the Company forecloses on the mortgaged property, the Company would expect to obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the Company or a Project SPE's investment in the mortgaged property. A lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. The Company shall bear all of the costs and expenses associated with a contested foreclosure or bankruptcy proceedings.

In foreclosure proceedings, courts frequently apply equitable principles, which are designed to relieve the borrower from the legal effects of his immaterial defaults under the loan documents or the exercise of remedies that would otherwise be unjust in light of the default. These equitable principles and remedies may impede the Company’s efforts to foreclose.

After a foreclosure sale pursuant to a mortgage or, in certain circumstances, a deed of trust, the borrower and/or foreclosed junior lien holders may have a statutory period in which to redeem the mortgaged property from the foreclosure sale. The right of redemption varies based upon federal and state law. Redemption may be limited to where the mortgagee receives payment of all or the entire principal balance of the loan, accrued interest and expenses of foreclosure. The statutory right of redemption diminishes the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. One remedy the Company may have to avoid a post-sale redemption is to waive the Company’s right to a deficiency judgment. Consequently, as noted above, the practical effect of the redemption right is often to force the lender to retain the mortgaged property and pay the expenses of ownership until the redemption period has run.

The Company SPE may have loans which limit the Company's recourse to foreclosure upon the mortgaged property, with no recourse against the borrower's other assets. Even if recourse is available pursuant to the terms of the Target Asset's documentation against the borrower's other assets, the Company may confront statutory prohibitions which impose prohibitions against or limitations on this recourse. For example, the right of the mortgagee to obtain a deficiency judgment against the borrower may be precluded following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. The Company may elect, or be deemed to have elected, between exercising the Company’s remedies with respect to the mortgaged property or the deficiency balance. The practical effect of this election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the mortgaged property at the time of the public sale.

In some jurisdictions, the Company can pursue a deficiency judgment against the borrower or any guarantor if the value of the mortgaged property securing the loan is insufficient to pay back the debt owed to the Company. In other jurisdictions, however, if the Company desires to seek a judgment in court against the borrower or any guarantor for the deficiency balance, the Company may be required to seek judicial foreclosure and/or have other security from the borrower. The Manager would expect this to be a more prolonged procedure, and is subject to most of the delays and expenses that affect other lawsuits.

A loan’s secured collateral may be subject to potential environmental risks. This environmental risk is less with residential properties, but cannot be ruled out completely. Environmental risks may give rise to a diminution in value of the mortgaged property or liability for clean-up costs or other remedial actions. This liability could exceed the value of the mortgaged property or the principal balance of the loan. For this reason, the Manager may recommend that in such an instance the Company choose not to foreclose on contaminated mortgaged property rather than risk incurring liability for remedial actions.

Under the laws of certain states, an owner's failure to perform remedial actions required under environmental laws may give rise to a lien on the mortgaged property to ensure the reimbursement of remediation costs. In some states this lien has priority over the lien of an existing mortgage against the real property. Because the costs of remedial action could be substantial, the value of the mortgaged property as collateral for specific Target Assets could be adversely affected by the existence of an environmental condition giving rise to a lien.

The state of law varies as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. If a secured lender does become liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these Persons may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents.

The Company’s forms of promissory notes and security instruments, like those of many lenders, contain "due-on-sale" clauses permitting the Company to accelerate the maturity of a loan if the borrower sells, conveys or transfers all or any portion of the mortgaged property. Except in certain limited circumstances, Federal law permits the enforcement of due-on-sale clauses contained in mortgage loan documents. Due-on-sale clauses will not be enforceable in bankruptcy proceedings.

State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. If a borrower under an installment contract has significant equity in the mortgaged property, a court may apply equitable principles to reform or reinstate the contract or to permit the borrower to share in the proceeds upon a foreclosure sale of the mortgaged property if the sale price exceeds the debt. Typically, the right to redemption is limited rights of the property owner when the subject property is owner- occupied. The Company will not fund loans secured by owner- occupied, residential real property.

The Company may be subject to delays from statutory provisions that afford relief to debtors from the Company’s ability to obtain payment of the loan, to foreclose upon the collateral, and/or to enforce a deficiency judgment. Under the United States Bankruptcy Code of 1978 ("Bankruptcy Code"), and analogous state laws, foreclosure actions and deficiency judgment proceedings are automatically suspended upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences in obtaining a remedy can be significant. Also under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of the holder of a second mortgage may prevent the senior lender from taking action to foreclose out the junior lien.

Under the Bankruptcy Code, the amount and terms of a security instrument on mortgaged property of the debtor may be modified under equitable principles or otherwise. Under the terms of an approved bankruptcy plan, the court may reduce the outstanding amount of the loan secured by the mortgaged property to the then current value of the mortgaged property in tandem with a corresponding partial reduction of the amount of the lender's security interest. This leaves the lender having the status of a general unsecured creditor for the differences between the mortgaged property value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which may result from a reduction in the rate of interest and/or the alteration of the repayment schedule, and/or change in the final maturity date. A court may approve a plan, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearage over time. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor to de-accelerate a mortgage loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Real Estate Investments

Our real estate investments are expected to be non-owner occupied investment properties that the Company may purchase for the purpose of rehabbing and selling, rehabbing and holding or selling to a third-party. The Company will not invest in residential properties. We generally intend to hold our real estate investments for approximately 24 months or less, although the ultimate hold time will be determined by our Manager in its sole discretion. The Company does not generally intend any one real estate investment to exceed 25% of its committed capital.

Employees

We do not have any direct employees. We are dependent upon the services provided through our Manager.

Legal Proceedings

From time to time, we may become party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, nor are we aware of any threatened or pending legal proceedings, that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

Government Regulation

The Company’s real estate business is subject to multiple laws, including regulations applicable to ownership, rental and construction of properties. Regulations may vary from jurisdiction to jurisdiction and from state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business.

The federal government and the state and local jurisdictions in which the Company operates have enacted extensive laws, regulations and policies that affect the lending and servicing of loans manner in which the Company’s business is conducted, including but not limited to we conduct our other business operations. The Company’s business is subject to multiple laws including regulations applicable to note servicers. The lending industry is heavily regulated by laws governing lending practices at the federal, state, and local levels. In addition, changes in these laws, regulations and policies, as well as proposals for new laws, regulations and policies proposals for further regulation of the financial services industry are continually being introduced. Failure of the Company or its Servicer to comply with these laws could lead to loss of the property, legal fees, and other unexpected costs that could adversely affect investments. Some of the laws and regulations to which the Company and its servicer are subject include those pertaining to:

●real estate settlement procedures;

●fair lending, mortgage disclosures, and lender licenses;

●compliance with federal and state disclosure requirements;

●fair debt collection and credit reporting;

●the establishment of maximum interest rates, finance charges, and other charges;

●secured transactions and foreclosure proceedings; and

●private regulations providing for the use and safeguarding of non-public personal financial information of borrowers.

While the Company will use its best efforts to comply with all laws, including federal, state, and local laws and regulations, claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities. These legal actions could expose the Company to significant damages, legal fees or other penalties that would adversely affect the Company and its ability to distribute income to Investors.

Competition

The Company competes with many others engaged in real estate investment including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. Significant increases in the number of listings for entry level housing in the geographic areas where the Company’s properties are located, if not met by a similar increase in demand, is likely to cause downward pressure on rental rates and, potentially, impact the value of our real estate assets.

Reporting

Our Manager must keep appropriate books and records with respect to the business of the Company. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Manager in accordance with the Internal Revenue Code. The Company will be required to make annual and semi-annual filings with the SEC. The Company will make annual filings on Form 1- K, and will include audited financial statements for the previous fiscal year. The Company will make semi-annual filings on Form 1-SA, which will include unaudited financial statements for the six months to June 30. The Company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The Company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 investors of record and have filed at least one Form 1-K.

Under the Securities Act, the Company must update this offering circular upon the occurrence of certain events, such as asset acquisitions. At least every 12 months, the Company will file a post-qualification amendment to the offering statement of which this offering circular forms a part, to include the Company’s recent financial statements and updated disclosures. The Company may supplement the information in this offering circular by filing a supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system and the Company’s website. You should read all the available information before investing.

No Public Market

Although under Regulation A the Bonds are not “restricted securities,” Bonds are still highly illiquid securities. No public market has developed nor is expected to develop for Bonds, and we do not intend to list Bonds on a national securities exchange or interdealer quotational system. You should be prepared to hold your Bonds until at least Maturity.

DESCRIPTION OF PROPERTY

The Company does not own any real property. We currently share office space with our Manager and its affiliates without written agreement or payment to a landlord. We may in the future contribute to rent and/or utilities for any shared spaces.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this offering circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this offering circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Overview

We were incorporated under the laws of the State of Wyoming on November 6, 2024. To date, we have focused mainly on creating our business plan and preparing for this offering. We have not begun operations or acquired any assets.

Results of Operations

We have not had any revenues to date and do not expect to generate revenues for approximately the first three months from the date this offering circular is qualified by the SEC. For the fiscal year ended December 31, 2024, we had $233 in organizational expenses, for a net loss of $233 for the fiscal year. For the fiscal period ended June 30, 2025, we had expenses of $54,096 and an equal net loss. These expenses were advanced by an affiliate of our Manager.

Liquidity and Capital Resources

Due to its recent formation and limited operating history, the Company has limited assets on its balance sheet. As of June 30, 2025, we had $8,100 cash on hand and $40,000 in deferred offering costs, for $48,100 in assets. On June 30, 2025, we had $102,429 in liabilities due to a related party.

The Company’s financial statements have been prepared assuming the Company will continue as a going concern. The Company is newly formed and has not generated revenue from operations. The Company will require additional capital until revenue from operations is sufficient to cover operational costs. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Plan of Operations

To fund operations, the Company will initially rely on proceeds from this offering to pay for expenses related to its assets. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned operations, which could harm our business, financial condition and operating results.

The Company intends to repay the bonds and any interest owed with the proceeds from interest payments, lease income, the repayment of loans and sale of real estate investments. During the next 12 months, assuming sufficient capital is raised through this offering or otherwise, we intend to acquire $3,000,000.00 in loans and $3,000,000.00 in real estate investments. We do not intend to sell any assets during our first year of operating after this offering circular is qualified.

Trends

The Company has a limited operating history and no significant historical operating data for trend analysis. Nonetheless, the Company’s business is subject to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. Events including, but not limited to, recession; inflation; downturn or otherwise; government regulations and political policies; travel restrictions; changes in the real estate market; and interest-rate fluctuations could have a material adverse effect on the Company’s financial condition and the results of its operations.

Significant Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are fully described in Note 3 to our financial statements appearing elsewhere in this offering circular, and we believe those accounting policies are critical to the process of making significant judgments and estimates in the preparation of our financial statements.

MANAGEMENT

We are managed by our Manager, PIC Diversification Manager, LLC. The following table provides information on the managers of our Manager:

Name	Age	Positions	Term of Office
Dan Handford	42	Manager of our Manager	November 2024 – Present
Danny Randazzo	36	Manager of our Manager	November 2024 – Present
Kelli Garrett	57	Manager of our Manager	November 2024 – Present

Dan Handford –

Dan is an entrepreneur with a track record of launching and scaling multiple seven-figure businesses, including a successful group of non-surgical orthopedic medical clinics. He is a managing partner at PassiveInvesting.com, a private equity real estate firm with a portfolio exceeding $1 billion since its inception in 2018. The firm strategically invests in large multifamily communities, self-storage facilities, a hotel, and a brand of 31 express car washes. Dan plays a key leadership role in investor relations, marketing, and overall strategic direction.. Dan lives and works in Lexington, South Carolina.

Danny Randazzo –

Danny brings over a decade of high-level financial experience, including his tenure as a financial consultant with one of the nation's premier consulting firms, where he advised multi-billion-dollar companies on optimizing revenue, profitability, and technology utilization. As a managing partner of PassiveInvesting.com, Danny has helped grow the company’s real estate portfolio to over $1 billion in assets under management. He lives and works in Charleston, South Carolina.

Kelli Garrett –

Kelli is a veteran of the mortgage industry, having successfully operated a multi-location mortgage brokerage firm for nearly a decade. At its peak, her firm brokered 60–70 loans monthly across residential and commercial sectors. Kelli previously held Series 6 and 63 securities licenses and worked with over fifty lenders during her brokerage career. Kelli has funded more than $400 million across 2,000+ real estate rehab loans with a portfolio default rate under 1%. Known for her conservative underwriting approach, she consistently places between $8–12 million in loans per month. Kelli lives and works in Charleston, South Carolina.

Neither our Manager nor its any of its managers has, during the past five years:

●been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

●had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Prior Performance

The managers of our Manager also manage PIC Fund I, LLC (“PIC Fund I”), a real estate mortgage investment fund with investment objectives substantially similar to the Company. PIC Fund I began raising capital in 2020. To date, it has invested only in loans secured by real estate and it has not acquired any direct ownership of real estate. PIC Fund I has raised approximately $220,276,000. It has originated 419 single family, 8 multifamily, and 11 commercial loans with the average loan amount for each of $230,804.44, $643,353.75, and $659,990.91, respectively. The loan default ratio is approximately 0.0125 and there have been no deficiencies that have resulted in loss to investors. Investors in PIC Fund I are paid only preferred returns and its manager and affiliates receive all other profits of PIC Fund I. The below tables contain selected prior performance figures for PIC Fund I. These figures are unaudited and may not be all of the information an investor may find material relating to PIC Fund I’s prior performance. Please note that prior performance is not indicative of future success and there is no guarantee that the Company will perform like PIC Fund I. Numbers reported in this supplementary information section are at the consolidated level for PIC Fund Manager, LLC and PIC Fund I, LLC. These two entities are viewed as variable interest entities and must be consolidated to present the financials in accordance with US GAAP.

PIC Fund I LLC & PIC Fund Manager LLC
Dollar Amount Offered	Unlimited
Dollar Amount Raised	$229,442,846
Offering Expenses:
Commissions and Discounts	$0
Organizational Expenses	$30,000
Reserves	$0
Percent available for investment	100%
Date Offering Began	06/2020
Length of Offering (in months)	Unlimited- Ongoing

PIC Fund I LLC & PIC Fund Manager LLC
Date Offering Commenced	06/2020
Dollar Amount Raised	$229,442,846
Amount paid to sponsor from proceeds of Offering:	$0
Total management payments after payment of preferred returns to investors (sponsor’s profit interest to all management):	$2,022,726

PIC Fund I LLC & PIC Fund Manager LLC	Period from Jun. 9, 2020 (commencement of operations) to Dec. 31, 2020	Year Ended Dec. 31, 2021	Year Ended Dec. 31, 2022	Year Ended Dec. 31, 2023	Year Ended Dec. 31, 2024
Gross Revenues:	$473,152	$3,447,527	$8,945,617	$13,271,710	$17,493,735
Operating expenses	$48,048	$213,967	$1,224,066	$2,225,445	$4,146,008
Other income	$0	$0	$0	$0	$55,423
Net income- GAAP Basis	$425,104	$3,233,560	$7,721,551	$11,046,265	$13,403,150
Cash Flow:
Net cash provided by operating activities	$425,692	$3,233,560,	$7,720,646	$19,455,968	$17,319,383
Net cash used in investing activities	$(7,895,145)	$(23,439,981)	$(23,838,799)	$(27,077,006)	$(21,217,796)
Net cash provided by financing activities	$8,512,500	$20,158,906	$15,600,978	$8,482,887	$10,002,281
Net increase (decrease) in cash	$1,043,047	$(47,515)	$(517,175)	$861,579	$6,103,868

Distributions:
Investor distributions per $1,000 invested	$60	$60	$60	$70	$80

Manager distributions per $1,000 invested	$31.95	$70.41	$86.74	$87.31	$69.66

Summary Balance Sheet Information					$108,253,859
Assets					$10,513,286
Liabilities
Owner’s Equity					$97,740,573
Liabilities and OE					$108,253,859

The Company does not have balance sheet information for PIC Fund I and PIC Fund Manager for 2020, 2021, 2022, or 2023 and investors should not invest unless they are comfortable doing so without such information. There have been no major adverse business developments or conditions experienced by PIC Fund I that we believe would be material to investors in this offering. PIC Fund I has not disclosed a date or time period at which its investment program might be liquidated, and its investment program has not been liquidated. It also has not disclosed to program investors and estimated share per value. Our Manager has not managed prior public offerings, therefore there have not been any prior investment programs which disclosed a date and time period at which the investment program might be liquidated and whether those programs were liquidated.

MANAGEMENT COMPENSATION

Our Manager has not received any compensation to date and we do not intend to pay compensation in the future. As our sole member, our Manager will be entitled to receive profit distributions after payment of our expenses and Bond payments. Notwithstanding the foregoing, our Manager may elect to be compensated by the Company in the future in such amounts as determined by the Manager.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described herein, none of the following parties (each a “Related Party”) has, since inception to the date of this offering circular, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●any of our Manager or its managing members;

●any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding interests; or

●any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

As of June 30, 2025, our Manager and/or its affiliates had advanced the Company $102,429 for organizational and offering expenses, which will be reimbursed through proceeds from the sale of Bonds.

Conflicts of Interest

The Company is subject to various conflicts of interest arising from its relationship with its Manager and the Manager's affiliates. The conflicts include, but are not limited to the following:

Competition. The Manager and its affiliates will not be required to devote any fixed amount of time to the affairs of the Company, and they will continue to engage in business activities, including real estate activities, that may involve a conflict of interest with the business of the Company. There will be competing demands on the Manager, its employees and representatives, the Manager's Affiliates and each Affiliate's employees and representatives because of the nature of the businesses in which each of the Manager, its employees and representatives, the Manager's affiliates, and each affiliate's employees and representatives are engaged.

The Manager, its employees and representatives, and the Manager's affiliates each affiliate's employees and representatives will continue to engage for their own account, or for the account of others, in other business ventures, real estate or otherwise, and neither the Company nor any Member will be entitled to any interest therein. There may be conflicts of interest on the part of the Manager or its affiliates between the relevant Company and other real estate investments with which the Manager or those affiliates are involved in.

Specifically, our Manager’s managing members serve as managing members to an entity that manages a real estate fund with investment objectives that makes loans secured by real estate and real estate investments. The managing members of the Manager will allocate assets between the two funds in a manner that believe to be fair and equitable, taking into consideration such factors as capital available from each fund, asset mix, risk exposure, targeted return, diversification, and such other factors as they deem appropriate. It is also possible that the two affiliated funds could buy and sell assets from each other, the terms of which transactions will not be the result of arms’ length transactions and could favor one fund over the other.

Non-Negotiated Transactions. The Company may enter into transactions with the Manager or the Manager's affiliates that will not be negotiated at arms' length. Although the Manager of the Company will not commission surveys or studies to determine the competitiveness or fairness of fees or other compensation payable to the Manager or its affiliates, the Manager will only enter into such transactions if it believes that such fees and compensation are fair and reasonable.

PIC Diversification Manager, LLC was formed in November 2024, and is organized as a limited liability company under the laws of the State of Wyoming and commenced operations immediately upon its formation.

For purposes of the Company, the Manager, when applicable, will underwrite all potential assets, prepare the documents necessary for the closing of an asset, schedule the closing of an asset, maintain all original documents, perform post-closing audits of the loan file by ensuring that all previously recorded liens recorded against the mortgaged property have been properly released, and obtain the final lender's or owner's title policy (or the assignment thereof) after the closing of the asset transaction.

The Manager will continue to perform the above services outside of the work performed on behalf of the Company. The Manager will continue to devote time and energy to funding transactions that fall outside of the Company's lending parameters as described herein. Neither the Company nor any investor will be entitled to any ownership or profit interest in the Manager's activities.

Employees of the Manager devote time and energy to Manager's activities. Manager shall continue to service and perform loss mitigation services for private money loan transactions originated or brokered by unaffiliated 3rd parties. Neither the Company nor any investor will be entitled to any ownership interest or profit interest in Manager or its activities.

Potential conflicts of interest will exist among the Company and its Manager and the Manager's affiliates. These parties are not prohibited from engaging in competitive undertakings and transactions. However, the Manager intends that transactions with affiliates of the Manager will be commercially reasonable under the circumstances. The Manager intends that such arrangements will be comparable to, and not less favorable to the Company than, those arrangements that could be obtained from an independent party in the area where the transaction is to be performed.

The Company does not have any formal policies in place to resolve conflicts of interest.

Allocation of Investment Opportunities

Our Manager expects to offer other investment opportunities including offerings that acquire or invest in real estate, real estate backed loans, and recovery centers. Each such offering is referred to as a “Project.” To the extent that those other entities have investment objectives that compete with the Company, our Manager will allocate opportunities between the Company and these other entities using its business judgement. These additional Projects may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one Project, our Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant. The factors that our Manager could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

•the investment objectives and criteria of the entities;

•the cash requirements of the entities;

•the effect of the investment on the diversification of the entities’ portfolio;

•the policy of the entities relating to leverage;

•the anticipated cash flow of the asset to be acquired;

•whether the asset is being acquired from an affiliated entity or third-party seller;

•the income tax effects of the purchase on the entities;

•the size of the investment; and

•the amount of funds available to the entities.

If a subsequent event or development causes any investment, in the opinion of our Manager, to be more appropriate for another entity, they may offer the investment to such entity. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular Project that such arrangements or agreements include or not include another Project, as the case may be. Any of these decisions may benefit one Project more than another.

Except under any policies that may be adopted by our Manager, which policies are designed to minimize conflicts among the Projects and other investment opportunities, no Project has any duty, responsibility or obligation to refrain from:

•engaging in the same or similar activities or lines of business as any Project;

•doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any Project;

•engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any Project;

•establishing material commercial relationships with another Project; or

•making operational and financial decisions that could be considered to be detrimental to another Project.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of the date of this offering circular, our Manager is our sole member. The following table sets out, as of the date of this offering circular, our beneficial ownership. The business address for our beneficial holders is 245 Laurel Rd., Lexington, South Carolina 29073. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them, except to the extent that power may be shared with a spouse. Our Manager may transfer its membership interests at any point and its members may transfer heir interests in the Manager, subject to certain restrictions in the companies’ respective governing documents.

Name and Address of Beneficial Owner(1_	Title of class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Dan Handford	Membership Interests	1/3	n/a	33.33%
Danny Randazzo	Membership Interests	1/3	n/a	33.33%
Kelli Garrett	Membership Interests	1/3	n/a	33.33%

(1)We have issued one membership interest in the Company, which was issued to our Manager. Our Manager is ratably owned and managed by Daniel Handford, Danny Randazzo, and Kelli Garrett.

SECURITIES BEING OFFERED

Bonds

General. We may offer Bonds, with a total value of up to $74,257,425 under this offering circular. The Bonds will be offered in increments of $1.00.

Maturity. Bonds are payable within 30 days from written demand by a holder following an applicable one, two or three year lock up period. All unpaid interest and principal will be due at Maturity.

Interest. The Company is offering demand Bonds with one-year, two-year, and three-year lock-up periods. One-year Bonds will earn interest of 6% per annum. Two-year Bonds will earn interest of 7% per annum. Three-year Bonds will earn interest of 8% per annum. Interest will be compounded daily. All interest will be due at Maturity. Interest will begin to accrue on the date the Bond is issued by the Company. Bonds will be deemed issued on the date the related subscription for the Bond is accepted by the Company.

Redemption by Company. We may prepay any Bond in whole or in part, at any time, without penalty or premium.

Security; Ranking; Sinking Fund. The Bonds will be general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of Bonds. There is no sinking fund.

Fees. Bond investors that purchase our Bonds are not charged a servicing fee for their investment. Investors may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees. These fees include the following:

Form and Custody. Bonds will be issued electronically signed by us in favor of the investor. The Bonds will be digitally stored by us and will remain in our or our agent’s custody for ease of administration with a copy available in each investor’s Bond account.

Transfer. The Bonds are not transferrable without written consent from the Company. In order to transfer a Bond, its holder must request transfer from the Company, including the identification of the transferee. The Company will have 30 days from request to approve or reject the request for transfer. The Company is not obligated to approve any transfer and Bond holders should be prepared to hold their Bonds indefinitely.

Conversion or Exchange Rights. The Bonds are not convertible or exchangeable into any other securities.

Events of Default. The following will be events of default under the Bonds:

●if we fail to pay principal interest when due and our failure continues for 90 days;

●if we breach a material covenant owed to a holder under the Bond, and such breach continues for 90 days from receipt of written notice of the breach from holder; and

●if we file, or have an involuntary case filed against us, for bankruptcy, are insolvent or make a general assignment in favor of our creditors.

Upon an Event of Default, the Bonds will continue to accrue interest if the Company fails to make a required payment. The Bond holder will have the right to declare all amounts due under the Bond immediately due and payable. The occurrence of an event of default of Bonds may constitute an event of default under any bank credit agreements the Company may have in existence from time to time. In addition, the occurrence of certain events of default may constitute an event of default under certain of the Company's other indebtedness outstanding from time to time. Therefore, the investor will have the ability to sue the Company. If one or more investors sue and is successful in obtaining a judgment, the investors may have the ability to foreclose on its assets. The Company may not have enough assets to support all judgments and/or ongoing operations, and it may have to file bankruptcy.

No Personal Liability of Directors, Officers, Employees and Stockholders. No incorporator, stockholder, employee, agent, officer, director, affiliate or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any Bonds.

Governing Law.

Bonds and the Bond Purchase Agreement will be governed and construed in accordance with the laws of the State of Wyoming.

Arbitration.

Pursuant to the terms of the Bond Purchase Agreement, the holders of Bonds and the Company will agree to (i) resolve disputes of the holders of Bonds through binding arbitration, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action.

Pursuant to the terms of the Bond Purchase Agreement, if a holder of Bonds does not agree to the terms of the arbitration provision, the holder of Bonds may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within 30 days of the holder’s first electronic acceptance of the Bond Purchase Agreement. If the opt-out notice is not received within 30 days, the holder of Bonds will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of Wyoming, we believe that the arbitration provision in the Bond Purchase Agreement is enforceable under federal law and the laws of the State of Wyoming. Although holders of Bonds will be subject to the arbitration provisions of the Bond Purchase Agreement, the arbitration provisions do not preclude holders of Bonds from pursuing claims under the Exchange Act and Securities Act in federal courts. THE ARBITRATION PROVISION OF THE BOND PURCHASE AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Jury Trial and Class Action Waivers.

The Bond Purchase Agreement provides that, to the extent permitted by law, each party to the Bond Purchase Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our Bonds or the Bond Purchase Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The bondholders of Bonds will be subject to these provisions of the Bond Purchase Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE BOND PURCHASE AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE BOND PURCHASE AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

The form of Bonds are filed as exhibits to the offering statement of which this offering circular forms a part.

EXPERTS

Our financial statements for the period from inception to December 31, 2024 included in this offering circular have been audited by Assurance Dimensions, LLC, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the interests offered by this Offering Circular. This Offering Circular does not contain all of the information included in the Offering Statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the interests to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the qualification of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the Offering Statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We will answer inquiries from potential investors concerning the interests, the Company and other matters relating to the offer and sale of the Shares under this Offering Circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Requests and inquiries regarding this offering circular should be directed to:

PIC Diversification Fund, LLC

245 Laurel Rd.

Lexington, South Carolina 29073

803-381-4811

Email: info@cashflowbonds.com

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

FINANCIAL STATEMENTS

PIC DIVERSIFICATION FUND, LLC

FINANCIAL STATEMENTS

For the period from November 6, 2024 (Date of Incorporation)

to December 31, 2024

(Expressed in United States Dollars)

PIC DIVERSIFICATION FUND, LLC

Independent Auditor’s Report

To the Board of Directors and

Member of PIC Diversification Fund, LLC

Opinion

We have audited the accompanying financial statements of PIC Diversification Fund, LLC., which comprise the balance sheet as of December 31, 2024 and the related statements of operations, member’s equity and cash flows for the period from November 06, 2024 (inception) to December 31, 2024, and the related notes to the financial statements (collectively the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PIC Diversification Fund, LLC. as of December 31, 2024, and the results of its operations and its cash flows for the period from November 06, 2024 (inception) to December 31, 2024 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of PIC Diversification Fund, LLC. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has not yet begun operation and had a member’s deficit of approximately $233 as of December 31, 2024. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about PIC Diversification Fund, LLC.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 7800 Belfort Parkway, Suite 290 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an aud itor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of PIC Diversification Fund, LLC.’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about PIC Diversification Fund, LLC.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governanc e regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Coral Springs, Florida

January 20, 2025

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 7800 Belfort Parkway, Suite 290 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

PIC DIVERSIFICATION FUND, LLC

BALANCE SHEET

As of December 31, 2024
ASSETS

Cash and cash equivalents	$100
Deferred offering costs	40,000
Total assets	$40,100

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)

Due to related parties	$40,333
Total liabilities	$40,333

Accumulated deficit	$(233)
Total Member's equity (deficit)	$(233)

Total liabilities and member's equity (deficit)	$40,100

See accompanying notes and independent auditor’s report

PIC DIVERSIFICATION FUND, LLC

STATEMENT OF OPERATIONS

For the period from November 6, 2024 (Date of incorporation) to December 31, 2024

REVENUE
Gross revenue	$-
Total revenue	-

EXPENSES
Organizational costs	$233
Total expenses	$233

Net income (loss)	$(233)

See accompanying notes and independent auditor’s report

PIC DIVERSIFICATION FUND, LLC

STATEMENT OF CASH FLOWS

For the period from November 6, 2024 (Date of incorporation) to December 31, 2024

Cash flows from operating activities

Net income (loss) for the period	$(233)

Adjustments to reconcile change in net income to net cash used by operations:
Decrease (increase) in deferred offering costs	$(40,000)
Net cash provided (used) by operating activities	$(40,000)

Cash flows from financing activities
Increase (decrease) in due to related parties	$40,333
Net cash provided (used) by financing activities	40,333

Net increase (decrease) in cash	$100

Cash at beginning of period	$-

Cash at end of period	$100

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$-
Cash paid during the year for tax	$-

See accompanying notes and independent auditor’s report

PIC DIVERSIFICATION FUND, LLC

STATEMENT OF CHANGES IN MEMBER'S EQUITY (DEFICIT)

For the period from November 6, 2024 (Date of incorporation) to December 31, 2024

Balance at November 6, 2024	$-

Net Income (Loss)	(233)

Balance at December 31, 2024	$(233)

See accompanying notes and independent auditor’s report

PIC DIVERSIFICATION FUND, LLC

NOTES TO FINANCIALS STATEMENTS

For the period November 6, 2024 (Date of incorporation) to December 31, 2024

NOTE 1: NATURE OF OPERATIONS

PIC Diversification Fund, LLC (the “Company”), is a limited liability company organized in November 2024 under the laws of Wyoming. The Company was organized to invest primarily in real estate secured loans. We refer to PIC Diversification Fund, LLC as “PIC Diversification Fund, LLC,” the “Company,” “us,” “we” and “our” in these financial statements.

As of December 31, 2024, the Company has not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations for debt offerings. The Company is pursuing offerings pursuant to Regulation A (“Reg A”) under the Securities Act and is selling debt instruments directly to investors. The maximum amounts that can be raised through Reg A (Tier 2)

offerings are $75,000,000 in a 12-month period.

The Company is not registered as an Investment Company under the Investment Company Act of 1940, as amended.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”). The Company adopted the calendar year as its basis of reporting.

Use of estimates and judgments

The preparation of the Company’s financial statements in conformity with GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the financial statements and the footnotes thereto. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. The Company maintains its cash with a major financial institution located in the United States of America.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. At December 31, 2024, the Company did not have any cash in excess of the insured FDIC limit.

PIC DIVERSIFICATION FUND, LLC

NOTES TO FINANCIALS STATEMENTS

For the period November 6, 2024 (Date of incorporation) to December 31, 2024

NOTE 2: SIGNFICANT ACCOUNTING POLICIES (Continued)

Fair Value Recognition, Measurement and Disclosure

The carrying amounts of cash reported on our balance sheet approximates fair value as we maintain them with various high-quality financial institutions.

We disclose the fair value of our financial instruments based on the fair value hierarchy using the following three categories:

Level 1 — Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 — Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

Startup Costs

In accordance with GAAP, the Company classifies its startup costs into two categories: (a) organization costs and (b) deferred offering costs. Organization costs are expensed as incurred and deferred offering costs, which consist of certain costs incurred in connection with investment offering, are capitalized and amortized over the debt term. For the November 6, 2024 (inception) through December, 31, 2024 period, the Company incurred

$40,000 in deferred costs and $233 in organization costs.

Income Taxes

The Company is a limited liability company that is treated as a disregarded entity for tax purposes. Accordingly, under the Internal Revenue Code, all taxable income or loss flow through to the managing member and any resulting Federal and/or State income taxes are assessed and paid by the managing member. Therefore, no provision for income tax has been recorded in the statements.

The Company addresses uncertain tax positions in accordance with ASC Topic 740, Income Taxes, which provides guidance on the recognition, measurement, presentation, and disclosure of uncertain tax positions in the financial statements. Management has not identified the existence of any uncertain tax positions.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Member's Equity Structure

The Company is organized as a limited liability company that is owned by a single member. The member is allocated ownership by being provided 100% of membership interest. The member is allocated Managing Member holds 100% of the member’s equity of the Company as of December 31, 2024.

PIC DIVERSIFICATION FUND, LLC

NOTES TO FINANCIALS STATEMENTS

For the period November 6, 2024 (Date of incorporation) to December 31, 2024

NOTE 2: SIGNFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company, or (iv) are not expected to have a material impact the Company’s financial statements.

NOTE 3: GOING CONCERN

These financial statements are prepared on a going concern basis. The Company has not yet begun operation as of December 31, 2024. These factors raise substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. During the next 12 months, the Company intends to fund its operations with funding from its proposed Regulation A campaign and any additional related party financing as deemed necessary. There are no assurances that management will be able to raise capital on terms acceptable to the Company. The accompanying financial statements do not take into account any adjustments that could result from these uncertainties.

NOTE 4: RELATED PARTY TRANSACTIONS

The Company occasionally incurs expenses that are paid by related parties. As of December 31, 2024, the Company recorded $40,333 due to related parties.

NOTE 5: SUBSEQUENT EVENTS

Management has assessed subsequent events through January 20, 2025, the date on which the financial statements were available to be issued. There are no material events.

Table of Contents

Financial Statements for the period from January 1, 2025 to June 30, 2025

COMPARATIVE BALANCE SHEET

As of June 30, 2025

	June 30, 2025 (Unaudited)	December 31, 2024 (Audited)
ASSETS

Cash and cash equivalents	$8,100	$100
Deferred offering costs	40,000	40,000
Total assets	$48,100	$40,100

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)

Due to related parties	$102,429	$40,333
Total liabilities	$102,429	$40,333

Accumulated deficit	$(233)	$(233)
Net Income (Loss)	(54,096)	-
Total Member's equity (deficit)	$(54,329)	$(233)

Total liabilities and member's equity (deficit)	$48,100	$40,100

See accompanying notes

STATEMENT OF OPERATIONS

For the period from January 1, 2025 to June 30, 2025

Six Months Ended June 30, 2025 (Unaudited)
REVENUE
Gross revenue	$-
Total revenue	-
EXPENSES
Organizational costs	$54,096
Total expenses	$54,096
Net income (loss)	$(54,096)

See accompanying notes

STATEMENT OF CASH FLOWS

For the period from January 1, 2025 to June 30, 2025

Six Months Ended June 30, 2025 (Unaudited)
Cash flows from operating activities

Net income (loss) for the period	$(54,096)

Adjustments to reconcile change in net income to net cash used by operations:
Decrease (increase) in deferred offering costs	$-

Net cash provided (used) by operating activities	$-

Cash flows from financing activities
Increase (decrease) in due to related parties	$62,096
Net cash provided (used) by financing activities	62,096

Net increase (decrease) in cash	$8,000

Cash at beginning of period	$100

Cash at end of period	$8,100

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$-
Cash paid during the year for tax	$-

See accompanying notes

STATEMENT OF CHANGES IN MEMBER'S EQUITY (DEFICIT)

For the period from January 1, 2025 to June 30, 2025

Six Months Ended June 30, 2025 (Unaudited)
Balance at January 1, 2025	$(233)

Net Income (Loss)	(54,096)

Balance at June 30, 2025	$(54,329)

See accompanying notes

PIC DIVERSIFICATION FUND, LLC

NOTES TO FINANCIALS STATEMENTS

For the period January 1, 2025 to June 30, 2025 (Unaudited)

NOTE 1: NATURE OF OPERATIONS

PIC Diversification Fund, LLC (the “Company”), is a limited liability company organized in November 2024 under the laws of Wyoming. The Company was organized to invest primarily in real estate secured loans. We refer to PIC Diversification Fund, LLC as “PIC Diversification Fund, LLC,” the “Company,” “us,” “we” and “our” in these financial statements.

As of June 30, 2025, the Company has not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations for debt offerings. The Company is pursuing offerings pursuant to Regulation A (“Reg A”) under the Securities Act and is selling debt instruments directly to investors. The maximum amounts that can be raised through Reg A (Tier 2) offerings are

$75,000,000 in a 12-month period.

The Company is not registered as an Investment Company under the Investment Company Act of 1940, as amended.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”). The Company adopted the calendar year as its basis of reporting.

Use of estimates and judgments

The preparation of the Company’s financial statements in conformity with GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the financial statements and the footnotes thereto. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. The Company maintains its cash with a major financial institution located in the United States of America.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. At June 30, 2025, the Company did not have any cash in excess of the insured FDIC limit.

PIC DIVERSIFICATION FUND, LLC

NOTES TO FINANCIALS STATEMENTS

For the period January 1, 2025 to June 30, 2025 (Unaudited)

NOTE 2: SIGNFICANT ACCOUNTING POLICIES (Continued)

Fair Value Recognition, Measurement and Disclosure

The carrying amounts of cash reported on our balance sheet approximates fair value as we maintain them with various high-quality financial institutions.

We disclose the fair value of our financial instruments based on the fair value hierarchy using the following three categories:

Level 1 — Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 — Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

Startup Costs

In accordance with GAAP, the Company classifies its startup costs into two categories: (a) organization costs and (b) deferred offering costs. Organization costs are expensed as incurred and deferred offering costs, which consist of certain costs incurred in connection with investment offering, are capitalized and amortized over the debt term. For the January 1, 2025 through June 30, 2025 period, the Company incurred $54,096 in organization costs.

Income Taxes

The Company is a limited liability company that is treated as a disregarded entity for tax purposes. Accordingly, under the Internal Revenue Code, all taxable income or loss flow through to the managing member and any resulting Federal and/or State income taxes are assessed and paid by the managing member. Therefore, no provision for income tax has been recorded in the statements.

The Company addresses uncertain tax positions in accordance with ASC Topic 740, Income Taxes, which provides guidance on the recognition, measurement, presentation, and disclosure of uncertain tax positions in the financial statements. Management has not identified the existence of any uncertain tax positions.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Member's Equity Structure

The Company is organized as a limited liability company that is owned by a single member. The member is allocated ownership by being provided 100% of membership interest. The member is allocated Managing Member holds 100% of the member’s equity of the Company as of June 30, 2025.

PIC DIVERSIFICATION FUND, LLC

NOTES TO FINANCIALS STATEMENTS

For the period January 1, 2025 to June 30, 2025 (Unaudited)

NOTE 2: SIGNFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company, or (iv) are not expected to have a material impact the Company’s financial statements.

NOTE 3: GOING CONCERN

These financial statements are prepared on a going concern basis. The Company has not yet begun operation as of June 30, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. During the next 12 months, the Company intends to fund its operations with funding from its proposed Regulation A campaign and any additional related party financing as deemed necessary. There are no assurances that management will be able to raise capital on terms acceptable to the Company. The accompanying financial statements do not take into account any adjustments that could result from these uncertainties.

NOTE 4: RELATED PARTY TRANSACTIONS

The Company occasionally incurs expenses that are paid by related parties. As of June 30, 2025, the Company recorded $102,429 due to related parties.

NOTE 5: SUBSEQUENT EVENTS

Management has assessed subsequent events through December 29, 2025, the date on which the financial statements were available to be issued. There are no material events.

PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
2.1	Certificate of Organization *
2.3	Operating Agreement *
3.1	Form of 1 Year Bond *
3.2	Form of 2 Year Bond *
3.3	Form of 3 Year Bond *
4.1	Form of Bond Purchase Agreement *
6.1	Agreement with DealMaker*
11	Consent of Auditor
12	Opinion of Dodson Robinette, PLLC

*Filed with Form 1-A on June 16, 2025 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of South Carolina, on December 29, 2025.

PIC Diversification Fund, LLC

By:	/s/ Dan Handford
Dan Handford, co-manager of PIC Diversification Manager, LLC, the Company’s Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date

/s/ Dan Handford	Manager of our Manager	December 29, 2025
Daniel Handford	(principal executive officer and principal financial and accounting officer)

/s/ Danny Randazzo	Manager of our Manager	December 29, 2025
Danny Randazzo

/s/ Kelli Garrett	Manager of our Manager	December 29, 2025
Kelli Garrett